UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2019

GENERATION NEXT FRANCHISE BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55164	45-2511250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2620 Financial Court, Suite 100, Diego, California 92117

(Address of Principal Executive Offices)

858-210-4200

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

February 18, 2019, Generation Next Franchise Brands, Inc. (“Company”) reported a change in delivery forecast of its robotic self-serve vending kiosks.

•	During the remainder of the Company’s fiscal year 2019, which ends June 30, 2019, the Company estimates it will install an additional 100 to 150 robots bringing the total robots installed for the fiscal year to between 290 and 340 with annual revenue recognized of $11.0 to $12.9 million.

•	From July to December 2019, Generation Next expects to install 600 to 800 additional robots and recognize between $22.8 and $30.4 million of revenue for the first two quarters of the Company’s fiscal year 2020.

In order to improve field performance and uptime of its kiosks in the field, the Company paused deliveries to resolve design and engineering issues. During the pause the Company began retrofitting and repairing existing kiosks. Recent improvements and retrofits of the kiosks has resulted in improved performance and uptime of robotic kiosks in the field. Following the completion of any necessary engineering and design modifications, the Company will institute a design freeze and resume deliveries. This pause and resumption of kiosk delivery will impact its previous delivery forecasts.

The Company intends to continue to manufacture and deliver robotic kiosks through its current manufacturing partner and has entered into a memorandum of understanding with Wisconsin-based Stoelting Foodservice (a division of the Vollrath Company, LLC) (“Stoelting”) under which Stoelting and Company will negotiate terms for Stoelting to provide manufacturing and engineering services for the Reis & Irvy’s premium soft serve robotic vending technology.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Generation Next Franchise Brands, Inc.

Date: February 19, 2019	By:	/s/ Nick Yates
Nick Yates
Chief Executive Officer

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